UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 12, 2005

BORLAND SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Enterprise Way

Scotts Valley, California 95066-3249

(Address of principal executive offices, including zip code)

(831) 431-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Modification to Board Committee Compensation

On May 12, 2005, the Board of Directors of Borland Software Corporation (the “Company’”) approved the consolidation of the separate Nominating Committee and Corporate Governance Committee into a single committee designated as the Nominating & Governance Committee. As a result of this consolidation, the Board modified its board committee compensation fee schedule. A copy of such schedule, as modified, is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

2002 Stock Incentive Plan

On May 13, 2005, at the Company’s annual meeting of stockholders, stockholders approved a proposal amending the Company’s 2002 Stock Incentive Plan (the “Plan”). The amendments became effective on May 13, 2005, after receiving stockholder approval. The amended Plan is attached hereto as Exhibit 99.2. The amendments (i) increased the number of shares available for grant by 4,000,000 shares; (ii) allow certain shares subject to outstanding awards that are not issued to return to share reserve, and (iii) update the Plan in certain respects.

Amendment to Employment Agreement of Kenneth R. Hahn

On May 12, 2005, the Compensation Committee of the Company’s Board of Directors approved an amendment to the Employment Agreement between the Company and Kenneth R. Hahn, the Company’s Senior Vice President and Chief Financial Officer, dated August 7, 2002, as amended October 22, 2002 and June 7, 2004 (the “Agreement”). The amendment provides for Mr. Hahn to be paid a “gross-up” payment if any benefit or payment to be received by Mr. Hahn from the Company is subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended. A copy of the amendment to the Agreement is furnished as Exhibit 99.3 to this current report and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2005, stockholders approved an amendment to the Company’s Restated Certificate of Incorporation (“Restated Certificate”) to eliminate the classification of the Board of Directors. On May 12, 2005 subject to stockholder approval of the amendment to the Restated Certificate referenced above, the Board of Directors approved a corresponding amendment to the Company’s Amended and Restated Bylaws (“Bylaws”). In addition, on May 12, 2005, the Board of Directors approved an amendment to the Bylaws to decrease the number of directors from nine (9) to seven (7) effective upon the election of directors at the 2005 Annual Meeting of Stockholders’ held on May 13, 2005. The amendment to the Restated Certificate and the amendment to the Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, to this Current Report, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
3.1	Amendment to Restated Certificate of Incorporation

3.2	Amendment to Bylaws

99.1	Summary of Director Compensation

99.2	Borland Software Corporation 2002 Stock Incentive Plan

99.3	Amendment to Employment Agreement between Borland Software Corporation and Kenneth R. Hahn

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

/s/ Timothy J. Stevens
Timothy J. Stevens Senior Vice President and General Counsel

Date: May 13, 2005

Exhibit Index

(c) Exhibits.

Exhibit No.	Description
3.1	Amendment to Restated Certificate of Incorporation

3.2	Amendment to Bylaws

99.1	Summary of Director Compensation

99.2	Borland Software Corporation 2002 Stock Incentive Plan

99.3	Amendment to Employment Agreement between Borland Software Corporation and Kenneth R. Hahn